                            LIMITED POWER OF ATTORNEY

        The undersigned, as a Section 16 reporting person of Amprius
Technologies, Inc. (the "Company"), hereby constitutes and appoints Kang Sun,
Sandra Wallach, Michael J. Danaher and Mark B. Baudler, each individually, the undersigned's true and lawful attorneys-in-fact, with full power and authority as hereinafter described on behalf of and in the name, place and stead of the undersigned, to:

        1.    complete and execute Forms 3, 4 and 5 and other forms and all amendments thereto as such attorneys-in-fact shall in their discretion determine to be required or advisable pursuant to
              Section 16 of the Securities Exchange Act of 1934, as amended and the rules and regulations promulgated thereunder, or any
              successor laws and regulations, as a consequence of the
              undersigned's ownership, acquisition or disposition of securities of the Company; and

        2.    do all acts necessary in order to file such forms with the
              Securities and Exchange Commission, any securities exchange or national association, the Company and such other person or agency as the attorneys-in-fact shall deem appropriate.

        The undersigned hereby ratifies and confirms all that said attorneys-
in-fact and shall do or cause to be done by virtue hereof. The undersigned acknowledges that the foregoing attorneys-in-fact, in serving in such capacity at the request of the undersigned, are not assuming, nor is the Company assuming, any of the undersigned's responsibilities to comply with Section 16 of the Securities Exchange Act of 1934, as amended.

        This Limited Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file Forms 3, 4 and 5 with respect to the undersigned's holdings of and transactions in securities issued by the Company, unless earlier revoked by the undersigned in a signed writing delivered to the Company and the foregoing attorneys-in-fact.

IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of this 15 day of September, 2022.

                                   Signature: /s/ Constantin Ionel Stefan
                                              ---------------------------
                                   Print Name: Dr. Constantin Ionel
                                   Stefan